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                     METLIFE INVESTORS USA INSURANCE COMPANY

                                Power of Attorney

                               Eric T. Steigerwalt
                  Chairman, President, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that I, Eric T. Steigerwalt, Chairman, President, Chief Executive Officer of MetLife Investors USA Insurance Company, a Delaware company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., Myra L. Saul, and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

     . MetLife Investors USA Separate Account A (SF 101 File No. 033-28623, Ultimate Annuity FSL 224 File No. 333-07987, Foresight SF 137 File No. 333-79625, SecurAnnuity (CLICO) File No. 033-61370, SF 234 File No. 002-75533, Investors Choice, Capital Strategist, Imprint and Strive VA File No. 033-07094, Flexible Bonus, Retirement Companion and Smart Choice File No. 033-37128, Sunshine SF 236 File No. 033-47984, Flexible Value SF 230 File No. 333-09221, Series VA File No. 333-54464, Series XC File No. 333-54466, Series L and Series L - 4 Year File No. 333-54470, Series C File No. 333-60174, Vintage L and Vintage XC File No. 333-125753, PrimElite III File No. 333-125756, Marquis Portfolios File No. 333-125757, Protected Equity Portfolio File No. 333-125758, Series S and Series S - L Share Option File No. 333-137369, PrimElite IV File No. 333-137968, Pioneer PRISM File No. 333-148869, Pioneer PRISM XC File No. 333-148870, Pioneer PRISM L File No. 333-148872, Series XTRA File No. 333-152385, Series XTRA 6 File No. 333-156648, Simple Solutions File No. 333-158514, MetLife Growth and Guaranteed Income File No. 333-161443, Class A File No. 333-164337, Class B File No. 333-164338, Series VA-4 File No. 333-169685, Series VA File No. 333-176374, Series L-4 File No. 333-176666, Series C File No. 333-176668, Series S & Series S-L Share Option File No. 333-176698, Series VA-4 File No. 333-176676, Series O File No. 333-178514 and Marquis Portfolios File No. 333-179239,),

     . MetLife Investors USA Variable Life Account A (Advantage Equity Options File No. 333-131665 and Equity Advantage Variable Universal Life File No. 333-147509),

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2012.


/s/ Eric T. Steigerwalt
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Eric T. Steigerwalt